Exhibit 99.1

News release

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HP Announces Preliminary Fourth Fiscal Quarter 2009 Results; Raises Fiscal Year 2010 Earnings and Revenue Outlook

PALO ALTO, Calif., Nov. 11, 2009 – HP today announced preliminary results for the fourth fiscal quarter 2009, with revenue of $30.8 billion, down 8% from a year earlier; down 5% when adjusted for the effects of currency and up 12% sequentially.

In the fourth quarter, preliminary GAAP diluted earnings per share (EPS) were $0.99, compared with $0.84 in the prior-year period. Preliminary non-GAAP EPS were $1.14, compared with fourth fiscal quarter 2008 non-GAAP EPS of $1.03. Non-GAAP diluted EPS estimates exclude after-tax costs related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges of approximately $0.15 per share and $0.19 per share in the fourth fiscal quarter of 2009 and 2008, respectively.

“Solid execution drove exceptional performance for HP this quarter, fueled by significant growth in China,” said Mark Hurd, chairman and chief executive officer, HP. “We are delivering on our strategy and are well positioned going into 2010.”

Outlook

For the first fiscal quarter of 2010, HP estimates revenue of approximately $29.6 billion to $29.9 billion, GAAP diluted EPS in the range of $0.90 to $0.92, and non-GAAP diluted EPS in the range of $1.03 to $1.05. First fiscal quarter 2010 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.13 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

HP estimates full fiscal year 2010 revenue will be approximately $118.0 billion to $119.0 billion, up from its previous estimate of $117.0 billion to $118.0 billion. Full fiscal year 2010 GAAP diluted EPS is expected to be in the range of $3.65 to $3.75, up from its previous estimate of $3.60 to $3.70, and non-GAAP diluted EPS is expected to be in the range of $4.25 to $4.35, up from its previous estimate of $4.20 to $4.30. Full fiscal year 2010 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.60 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges. These estimates for both the first fiscal quarter and full fiscal year of 2010 do not reflect the potential impact of the acquisition of 3Com Corporation that HP announced today.

HP is issuing this preliminary earnings announcement to facilitate communications with investors regarding today’s announcement that HP has entered into a definitive agreement to acquire 3Com Corporation.

Earnings announcement date

HP is scheduled to release its final results for the fourth fiscal quarter on Monday, Nov. 23, with a conference call scheduled for 5 p.m. ET/2 p.m. PT to provide additional details.

About HP

HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information

To supplement HP’s historical and forecasted financial results presented on a GAAP basis, HP provides non-GAAP diluted earnings per share. Non-GAAP diluted earnings per share is defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets or acquisition-related charges recorded during the relevant period. In addition, non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses non-GAAP diluted earnings per share for purposes of evaluating and forecasting HP’s financial performance. HP believes that providing non-GAAP diluted earnings per share to investors in addition to the related GAAP measure provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. Non-GAAP diluted earnings per share may have limitations as an analytical tool, and this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for diluted earnings per share prepared in accordance with GAAP.

EDS acquisition

HP completed its acquisition of Electronic Data Systems Corporation on August 26, 2008. Results of, and comparisons to, the three months ended October 31, 2008 include the results of operations of EDS only for the period from August 26, 2008 through October 31, 2008.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, acquisition synergies, currency exchange rates or other financial items; any statements of the plans, strategies and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by HP and its suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July, 31, 2009. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-K for the fiscal year ended October 31, 2009. In particular, determining HP’s actual tax balances and provisions as of October 31, 2009 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-K. HP assumes no obligation and does not intend to update these forward-looking statements.

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© 2009 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.